Exhibit 99.1
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                           Levcor International, Inc.

                    Audit Committee of the Board of Directors

                                     Charter

I.     PURPOSE

The Audit Committee is a committee of the Board of Directors. It shall provide assistance to the Board in fulfilling the Board's oversight functions relating to the quality and integrity of the Company's financial reports, monitor the Company's financial reporting process and internal control system, and perform such other activities consistent with this Charter and the Company's By-laws as the Committee or the Board deems appropriate. It shall have such additional functions as are provided by the NASDAQ, the Securities and Exchange Commission and the federal securities laws.

II.    COMPOSITION

The Audit Committee shall be composed of three or more directors, none of whom shall be an employee of the Company and each of whom shall meet the applicable independence requirements of the NASDAQ and the Securities Exchange Act of 1934 (the "Exchange Act"). All members of the Committee shall be financially literate, and at least one member shall have accounting or related financial management expertise.

The members of the Audit Committee shall be elected by the Board of Directors at the annual organizational meeting of the Board and shall serve until the next annual organizational meeting or until their respective successors shall be duly elected and qualified.

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III.   MEETINGS

The Audit Committee shall meet at least three times annually. In addition to other matters considered at such meetings, one meeting shall review the audit plan of the outside auditing firm, one meeting shall review the Company's annual audited financial statements prior to their issuance, and one meeting shall review the post-audit findings of the outside auditing firm. At least annually, the Committee shall meet with the outside auditing firm in a separate executive session to discuss any matters that the Committee or said firm believes should be discussed privately with the Committee. A quorum for the meetings referred to in this paragraph shall be a majority of the members.

The Audit Committee shall also meet at least three times annually to confer with the outside auditing firm and management to review the Company's interim financial results prior to their public announcement. A quorum for the meetings referred to in this paragraph shall be one of the members.

The Audit Committee may also hold any special meetings as may be called by the Chairman of the Committee, a majority of the members of the Committee or at the request of the outside auditing firm or management. Members of senior management, the outside auditing firm, and others may attend meetings of the Committee at the invitation of the Committee and shall provide pertinent information as necessary.

The Chairman of the Audit Committee shall set the agenda of each meeting and arrange for the distribution of the agenda, together with supporting material, to the Committee members prior to each meeting. The Chairman will also cause minutes of each meeting to be prepared and circulated to the Committee members. The Committee may meet via telephone conference calls.

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The Audit Committee shall report regularly to the Board of Directors as to its activities.

IV.    RELATIONSHIP WITH OUTSIDE AUDITING FIRM

The outside auditing firm is ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the Company's stockholders, but shall report directly to the Committee. The Committee shall be directly responsible for the appointment, compensation and oversight of the work of the outside auditing firm (including resolution of disagreements between management of the Company and the outside auditing firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. All auditing services and non-audit services provided to the Company by the outside auditing firm shall be preapproved by the Committee. The Committee may delegate, subject to any rules or limitations it may deem appropriate, to one or more designated members of the Committee the authority to grant such preapprovals; provided, however, that the decisions of any member to whom authority is so delegated to preapprove an activity shall be presented to the Committee at its next scheduled meeting.

V.     FUNCTIONS

The Audit Committee's primary functions are to:

Documents/Reports Review
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       1.   Review and assess the adequacy of this Charter at least annually.

       2. Review all public announcements of financial results prior to any release to the public or investors.

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       3.   Review all quarterly and annual financial statements and reports
            (including disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations) prior to any filing of Forms 10-Q or 10-K with the Securities and Exchange Commission.

       4. Recommend to the Board of Directors that the audited financial statements be included in the Company's annual report on Form 10-K for filing with the Securities and Exchange Commission.

       5. Prepare the report of the Audit Committee required to be included in the Company's proxy statement in connection with the annual stockholders meeting.

Outside Auditing Firm
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       6.   Approve the appointment and compensation of the outside auditing firm prior to any engagement.

       7. Review all relationships the outside auditing firm has with the Company to determine their independence and obtain and review a report from the outside auditing firm concerning the auditors' internal quality control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues. The outside auditing firm shall annually provide to the Audit Committee a written statement delineating all such relationships.

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       8.   Review the annual audit plan of the outside auditing firm and evaluate their performance.

       9. Review the experience and qualifications of the senior members of the outside auditing firm team.

       10. Obtain and review a report from the outside auditing firm at least annually as to (a) all critical accounting policies to be used, (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management of the Company, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the outside auditing firm, and (c) other material written communications between the outside auditing firm and management of the Company, including management letters and schedules of unadjusted differences.

       11. Require the rotation of the lead audit partner on a regular basis in accordance with the requirements of the Exchange Act.

       12. Review the Company's hiring of employees or former employees of the outside auditing firm who participated in any capacity in the audits of the Company.

Financial Reporting Processes
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       13.  Consult with the outside auditing firm concerning the completeness and accuracy of the Company's financial statements.

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       14.  Consult with the outside auditing firm concerning the quality of the
            Company's accounting principles as applied in its financial statements and reporting.

       15. Review any significant judgments made in management's preparation of the financial statements and the view of the outside auditing firm as to the appropriateness of such judgments.

       16. Review any significant difficulties encountered during the course of the audit or review, including any restrictions on the scope of the outside auditing firm' work or access to reviewed information.

       17. Review any disagreements between management and the outside auditing firm in connection with any public announcements of financial results and quarterly and annual financial statements and reports.

       18. Review changes to the Company's accounting principles as recommended by the outside auditing firm or management.

       19. Review with the outside auditing firm the adequacy of the Company's system of internal controls and disclosure controls and procedures, including computerized information system controls and security, and any related significant findings and recommendations of the outside auditing firm, together with management's responses thereto.

       20. Review periodically with the Company's counsel, legal and regulatory matters that could have a significant effect on the Company's financial statements.

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       21.  Discuss with management and the outside auditing firm the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

Other
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       22.  Review periodically the Company's compliance with its Conflict of
            Interest policy.

       23. Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

       24. Discuss the Company's policies with respect to risk assessment and risk management.

       25.  Perform an annual evaluation of the Audit Committee.

       26. Investigate any other matter brought to its attention within the scope of its duties which it deems appropriate for investigation.

The Audit Committee shall have such other functions as are provided by the NASDAQ, the Securities and Exchange Commission and the federal securities laws.

The Audit Committee shall have the authority to engage outside legal, accounting or other advisors as it determines necessary to carry out its functions.

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Limitation of Audit Committee's Role
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The Company's management has the primary responsibility for the financial statements and the reporting process, including the Company's system of internal controls and disclosure controls and procedures. The outside auditing firm audits the Company's financial statements and expresses an opinion on the financial statements based on the audit. The Audit Committee oversees (i) the accounting and financial reporting processes of the Company and (ii) the audits of the financial statements of the Company on behalf of the Board of Directors.

While the Audit Committee has the functions set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. The responsibility to plan and conduct audits is that of the outside auditing firm. The Company's management has the responsibility to determine that the Company's disclosures and financial statements are complete and accurate and in accordance with generally accepted accounting principles. It is also not the duty of the Audit Committee to assure the Company's compliance with laws and regulations or compliance with the Company's code of ethical conduct. The primary responsibility for these matters rests with the Company's management.

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